EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 26, 2006, relating to the consolidated financial statements of The Singing Machine Company, Inc. (the "Company"), for the year ended March 31, 2006 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2006, filed with the Securities and Exchange Commission and all references to our firm included in this Registration Statement.

/s/ Berkovits, Lago & Company, LLP
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Fort Lauderdale, Florida
September 15, 2006